                                  EXHIBIT 99.2

                             MESSAGE TO SHAREHOLDERS

         Your company produced record sales and earnings for the quarter. Net Sales increased 42% to $73,660,000 and net income increased 48% to $6,125,000 or 95(cent) per share versus 64(cent) for the same quarter last year. This brings net sales to $152,600,000 for the first three quarters of this year, a 50% increase as compared to the prior year while net income moved up 25% to $8,385,000 or $1.29 per share as compared to $1.03 for the same period last year.

         Net sales at Escalade Sports increased 22% for the quarter to $54,280,000 pushing year to date net sales to $91,870,000, a 17% increase. The recent Bear Archery acquisition contributed a little less than half of the quarter's increase with the balance attributable to increased product placement and comparison to a weak 2002 third quarter where product deliveries were delayed due to the West Coast Longshoreman's lockout. Net income at Sports was up 37% for the quarter bringing net income 33% ahead on a year to date comparison. Our product placement is strong, our customers are optimistic, and our orders are outpacing last year resulting in our outlook for the final quarter to be one of optimism. We now have some of the best brand names in our categories and are focused on further developing product and strategies to build on their value.

         The Martin Yale group, which now includes Schleicher, posted net sales of $19,381,000 a 170% increase over the year ago quarter due entirely to the inclusion of Schleicher. Net sales year to date are $60,730,000, 165% ahead due once again entirely to the inclusion of Schleicher, which is benefiting from increased demand of high security shredders and a stepped up telemarketing effort. Net income for the group was up 82% for the quarter primarily due to the recognition of a gain on the extinguishment of a portion of the European debt, which will reduce the group's future interest expense. However, net income still trails the prior year 3% due to higher interest costs associated with the Schleicher acquisition and lower domestic sales of the Martin Yale branded products. Subsequent to the end of the third quarter, Martin Yale completed registration for 100% ownership of Schleicher's shares and is now in the relatively simple process of converting Schleicher to a private company. We are also in the process of consolidating the organizations with Dr. E. Leopold Dieck of Schleicher assuming the Presidency of the group, further restructuring the Schleicher European debt, and continuing the sales and product development co-operation that has already secured future increases in product placement domestically and abroad.

         Sweden Table Tennis AB and Escalade International, our two European joint ventures contributed 5(cent) per share to our third quarter earnings as both companies continued to grow in sales and profitability.

         During the quarter, we repurchased 10,000 of our shares for $160,000, leaving $1,000,000 available from the previously authorized $3,000,000 to purchase shares. We continue to evaluate opportunities and means of enhancing shareholder value.

Respectfully,
CW Reed
President & CEO

                     ESCALADE, INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (Unaudited, In Thousands, Except Per Share Data)

                                                                                                     TWELVE MONTHS
                                           THREE MONTHS ENDED           NINE MONTHS ENDED                 ENDED
                                         October 4,   October 5,    October 4,     October 5,    October 4,    October 5,
                                            2003         2002          2003           2002          2003          2002

NET SALES                                $  73,660     $  51,859     $ 152,600     $ 101,566     $ 206,490     $ 149,741

COSTS AND EXPENSES
    Cost of goods sold                      53,552        36,686       103,371        70,599       143,936       106,279
    Selling, and administrative costs       11,619         8,015        35,941        19,632        42,637        24,458
                                         ---------     ---------     ---------     ---------     ---------     ---------
        Total operating expenses            65,171        44,701       139,312        90,231       186,573       130,737
                                         ---------     ---------     ---------     ---------     ---------     ---------
OPERATING INCOME                             8,489         7,158        13,288        11,335        19,917        19,004

OTHER INCOME (EXPENSE)
    Interest expense                          (700)         (303)       (1,800)         (670)       (2,080)         (932)
    Other income (expense)                   1,124          (371)        1,084          (220)        1,235          (147)
    Amortization of goodwill                    --            --            --            --            --          (104)
                                         ---------     ---------     ---------     ---------     ---------     ---------
        Total other income (expense)           424          (674)         (716)         (890)         (845)       (1,183)
                                         ---------     ---------     ---------     ---------     ---------     ---------
INCOME BEFORE INCOME TAXES                   8,913         6,484        12,572        10,445        19,072        17,821
PROVISION FOR INCOME TAXES                  (2,788)       (2,335)       (4,187)       (3,761)       (6,232)       (6,250)
                                         ---------     ---------     ---------     ---------     ---------     ---------

NET INCOME                               $   6,125     $   4,149     $   8,385     $   6,684     $  12,840     $  11,571
                                         =========     =========     =========     =========     =========     =========

PER SHARE DATA:
BASIC EARNINGS PER SHARE                 $    0.95     $    0.64     $    1.29     $    1.03     $    1.98     $    1.79
DILUTED EARNINGS PER SHARE               $    0.93     $    0.62     $    1.26     $    1.00     $    1.93     $    1.74
AVERAGE SHARES OUTSTANDING                   6,427         6,509         6,481         6,479         6,488         6,466


                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Unaudited, In Thousands)

                                          October 4, 2003           October 5, 2002           December 28, 2002
ASSETS
    Current assets                           $  110,414                 $  73,909                   $  59,417
    Fixed assets                                 17,578                     8,776                       9,060
    Other assets                                 16,593                    14,331                      14,960
    Goodwill                                     17,946                    13,351                      13,351
                                            -----------                ----------                  ----------
        TOTAL                                 $ 162,531                 $ 110,367                   $  96,788
                                              =========                 =========                   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities                      $   77,047                 $  49,464                   $  32,376
    Other liabilities                            32,215                    19,515                      18,537
    Stockholders' equity                         53,269                    41,388                      45,875
                                            -----------                ----------                  ----------
        TOTAL                                 $ 162,531                 $ 110,367                   $  96,788
                                              =========                 =========                   =========